UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

Parallel Petroleum Corporation
 (Exact name of registrant as specified in its charter)

Delaware	0-13305	75-1971716
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 684-3727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 3.03 is incorporated in this Item 1.01 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On November 20, 2009, Parallel Petroleum Corporation (the “Company”) and Computershare Trust Company, Inc., as Rights Agent, entered into the Second Amendment (the “Second Amendment”) to the Rights Agreement, dated as of October 5, 2000, as amended by the First Amendment to the Rights Agreement, dated as of September 14, 2009 (the “Rights Agreement”). The Second Amendment was entered into in order to provide that immediately prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of September 15, 2009, by and among the Company, PLLL Holdings, LLC, and PLLL Acquisition Co., as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 13, 2009, the Rights Agreement will expire in accordance with its terms.

The foregoing descriptions of the Second Amendment and the Rights Agreement do not purport to be complete and are qualified in their respective entireties by reference to the full text of (i) the Second Amendment, which is attached as Exhibit 4.1 hereto, and incorporated herein by reference, (ii) the First Amendment, which is attached as Exhibit 4.1 to the Form 8-K filed on September 15, 2009, and incorporated herein by reference, (iii) and the Rights Agreement, which is attached as Exhibit 2.1 to the Form 8-K filed on September 15, 2009, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Second Amendment to the Rights Agreement, dated as of November 20, 2009, between Parallel Petroleum Corporation and Computershare Trust Company, Inc., as Rights Agent.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION

Date: November 20, 2009

By:   /s/ Larry C. Oldham

Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amendment to the Rights Agreement, dated as of November 20, 2009, between Parallel Petroleum Corporation and Computershare Trust Company, Inc., as Rights Agent.